EXHIBIT 4.47

                       SEVENTH AMENDMENT OF LOAN DOCUMENTS


     THIS SEVENTH AMENDMENT OF LOAN DOCUMENTS (this "Amendment") is made as of July 5, 2002, to be effective for all purposes as of June 30, 2002, by and among the following parties:

     1.   SOUTHTRUST BANK ("Bank");

     2.   COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation; and

     3.   LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation.

                                    RECITALS:

     1. Revolving Loan. Delaware Color and Logical (collectively, jointly and severally, "Borrower"), are jointly and severally indebted to Bank under and in regard to various loans, including but not limited to Revolving Loan (the "Revolving Loan") in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) evidenced by Revolving Note (as amended, modified and restated, the "Revolving Note") dated as of June 24, 1999, from Color Image, Inc. ("Georgia Color"), a Georgia corporation, to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, Second Revolving Note
Modification  Agreement  dated as of  August  30,  2000,  Third  Revolving  Note
Modification  Agreement  dated as of November 30, 2000,  Fourth  Revolving  Note
Modification Agreement dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001, and Fifth Revolving Note Modification Agreement dated as of December 31, 2001; and subject to Loan and Security Agreement (as amended and modified, the "Revolving Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended and affected by Amendment of Loan Documents dated as of August 30, 2000, Second Amendment of Loan Documents dated as of November 30, 2000, Third Amendment of Loan Documents made as of July 5, 2001, to be effective for all purposes as of June 30, 2001, Fourth Amendment of Loan Documents dated as of November 1, 2001, Fifth Amendment of Loan Documents made as of December 31, 2001, and Sixth Amendment of Loan Documents made as of February ___, 2002.

     2. Amendments; Consents. Borrower has requested that Bank agree to (a) amend those provisions of the Revolving Loan Agreement regarding the minimum "Fixed Charge Coverage" and the ratio of "Funded Debt" to "EBITDA", as defined in the Revolving Loan Agreement, (b) release certain of the guarantors and (c) extend the maturity date of the Revolving Loan. Borrower has also requested Bank to approve Borrower's incurring additional debt from affiliated parties. Bank has agreed to make such amendments and give such consent, on and subject to the terms, conditions and requirements set forth in this Amendment.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that (a) the foregoing recitals are true and correct and are incorporated herein by this reference, (b) any capitalized terms utilized herein, not defined herein but defined in the Revolving Loan Agreement shall have the definitions ascribed thereto in the Revolving Loan Agreement and (c) further as follows:

     1. Amendments.

          a.  Extension.  The  definition  of  "Commitment  Period" set forth in
Section 1.1 of the Revolving Loan Agreement is hereby amended by inserting "June 30, 2003" in lieu of "June 30, 2002" therein.

          b. Guarantors. Bank hereby releases Jui-Hong (Jack) Wang, Jui-Chi (Jerry) Wang and Jui-Kung (Elmer) Wang from all guaranty obligations pertaining to the Obligations due and payable or to be performed after the date hereof. Notwithstanding the immediately preceding sentence, (a) the released Guarantors shall remain liable for all liabilities and obligations due and payable or to be performed prior to the date hereof and (b) if at any time all or any part of any payment applied by Bank to any of the Guaranteed Obligations prior to the date hereof must be returned by Bank for any reason, whether upon the claim of a preference, fraudulent transfer, prior lien or other claim of a creditor, debtor in possession, trustee in bankruptcy or other representative of creditors of Borrower, or otherwise, and whether by court order, administrative order or non-judicial settlement, the obligations of the released Guarantors shall be reinstated and the released Guarantors shall be liable for the full amount returned as if such amount had never been received by Bank. The definition of "Guarantor" set forth in Section 1.1 of the Revolving Loan Agreement is hereby amended and restated in its entirety as follows:

          "Guarantor -- collectively, jointly and severally, Kings Brothers and Dr. Sue-Ling Wang."

          c. Financial Covenants. Section 6.21 of the Revolving Loan Agreement is hereby amended to require Borrower to maintain a Fixed Charge Coverage Ratio of not less than 1.15:1.00 and a ratio of Funded Debt to EBITDA of not more than
4.75 to 1.00, on the terms and conditions otherwise set forth in the Revolving Loan Agreement.

     2. Indebtedness. Notwithstanding Section 7.1 of the Loan Agreement, Borrower may incur up to Eight Million Dollars ($8,000,000) in Debt owed to Affiliates provided that Borrower and each and every creditor executes and delivers a subordination agreement in the form appended hereto as Exhibit "A" and incorporated herein by this reference. Absent default under the Loan Documents, Borrower may pay the indebtedness, providing Borrower's net tangible equity increase after the effective date hereof is at least equivalent to the indebtedness paid by Borrower.

     3.  Conditions.  Bank's  agreements  set forth  herein  are  subject to and
conditioned   upon   satisfaction   of  the   following   conditions  to  Bank's
satisfaction:

          a. Costs. Payment by Borrower of all Bank's costs and expenses in regard to the investigation, review and approval of this transaction, the preparation of this Amendment and all documents and agreements required hereby and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all travel, appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loans and this Amendment; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Amendment or any agreements or instruments executed in connection herewith and (iv) all costs, expenses
(including fees and expenses of outside consultants), related to the administration of the transactions contemplated hereby.

          b. Patent Assignment. Evidence of recording in US Patent Office of Patent Assignment from Michael W. Brennan to Borrower regarding United States Letters Patent Number 5,834,150 entitled "Solvent Vapor Fixing Methods and Process Color Toners for Use in Same".

          c. Other Documents. The execution and delivery of such other documents and agreements as Bank shall require to evidence and consummate the transactions described herein.

          d. Fees. Payment to Bank of a loan extension and documentation fee of $1,000.

     4. General Provisions.

          a. Legal Counsel. Borrower acknowledges and agrees that legal counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Amendment (even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

          b. No Waiver. The execution and delivery of this Amendment does not constitute, and shall not be construed as, a waiver by Bank of any default or Event of Default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Borrower to Bank to exercise any right, remedy, power or privilege after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

          c. Headings. The headings of the articles, sections, paragraphs and subdivisions of this Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

          d. Survival of Covenants; Reaffirmation. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of this Amendment. All the terms and conditions of the instruments and agreements amended by this Amendment are hereby ratified, affirmed and approved as herein amended. Obligors here reaffirm and restate each and every warranty and representation set forth in the Loan Documents, as amended by this Amendment. This Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents.

          e. Continuing Obligation; Benefits. This Amendment, and each and every provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that none of Obligors may assign all or any part of this Amendment without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

          f. Controlling Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

          g. Standard of Review. Any document, writing or instrument required or permitted to be delivered to Bank under this Amendment shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Amendment shall be in Bank's sole discretion.

          h. Miscellaneous. This Amendment may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Bank. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Amendment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

          i. General Waivers. To the fullest extent permitted by Applicable Law, Borrower and all Obligors waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Obligors may in any way be liable; (ii) notice prior to Bank's taking possession or control of any collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession;
(iii) the benefit of all valuation, appraisement and exemption laws; (iv) any right Obligor may have upon payment in full of the Obligations to require Bank to terminate its security interest in any collateral until the execution by Obligors of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from Obligors or any Account Debtor and applied to the obligations owed to Bank; and (v) notice of Bank's acceptance hereof or of any document required hereby.

          j. Loan Documents. From and after the date hereof, all references in any of the Loan Documents to any document or agreement amended by this Amendment shall mean and refer to such document or agreement as amended by this Amendment.

          k. Representation and Warranty. Borrower, and the individuals executing this Amendment on behalf of Borrower, represent and warrant to Bank that (a) each entity constituting Borrower is in existence and in good standing under the laws of the state of Georgia and their respective states of organization, (b) the Articles of Incorporation and Bylaws of the entities constituting Borrower have not been amended since June 30, 2001, and (c) the execution and delivery of this Amendment have been authorized by all requisite corporate action by and on behalf of Borrower.





                       [SIGNATURES COMMENCE ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                               COLOR IMAGING, INC., a Delaware corporation


                               /s/ Sueling Wang
                               -------------------------------------------------
                               By:    Sueling Wang, Phd
                               Its:   President



                               Attest:  /s/ Chia-an Shieh
                                       -----------------------------------------
                                        Chia-an Shieh
                               Its:     Assistant Secretary

                                        [CORPORATE SEAL]


                               LOGICAL IMAGING SOLUTIONS, INC., a
                               California corporation


                               /s/ Sueling Wang
                               -------------------------------------------------
                               By:    Sueling Wang, Phd
                               Its:   President



                               Attest:  /s/ Chia-an Shieh
                                       -----------------------------------------
                                        Chia-an Shieh
                               Its:     Assistant Secretary


                                        [CORPORATE SEAL]


                               SOUTHTRUST BANK


                               By:  /s/ Scott M. Smith
                                   ---------------------------------------------

                               Its: Assistant Vice President
                                   ---------------------------------------------

                                        [BANK SEAL]

                                   EXHIBIT "A"

                          DEBT SUBORDINATION AGREEMENT

     THIS DEBT SUBORDINATION AGREEMENT (this "Agreement) is made and entered into this _____ day of __________, 2002, among (1) COLOR IMAGING, INC., a
Delaware corporation, and LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation (collectively, jointly and severally, "Borrower"), ____________________________, a ________________________ ("Creditor"), and
SOUTHTRUST BANK, an Alabama banking corporation ("Lender").

                                    RECITALS

     A. Borrower has obtained loans, extensions of credit or other financial accommodations from Lender.

     B. As a requirement of and condition to such financial accommodations, Lender requires Creditor and Borrower to enter into this Agreement with Lender.

     C. Creditor and Borrower are willing to enter into this Agreement in order to induce Lender to provide such financial accommodations to Borrower.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto agree as follows:

     1. DEFINITIONS.

          (a) "Junior Debt" means all loans, advances, liabilities, debit balances, covenants and duties at any time owed by Borrower to
               Creditor, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising, and whether created directly or acquired indirectly by assignment, pledge, purchase or otherwise, together with all interest, fees, charges, expenses and attorneys' fees for which Borrower is now or hereafter becomes liable to pay to Creditor under any agreement or by law.

          (b) "Loan Agreement" means that certain Loan and Security Agreement between Lender and Borrower dated as of May 5, 2000, as amended.

          (c)  "Loans" means those loans set forth in the Loan Agreement.

          (d) "Superior Debt" means all loans, advances, liabilities, debit balances, covenants and duties at any time owed by Borrower to Lender, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, the Loans and any debt, liability or obligation owing from Borrower to others which Lender may have obtained by assignment, pledge, purchase or otherwise, together with all interest, fees, charges, expenses and attorney's fees for which Borrower is now or hereafter becomes liable to pay to Lender under any agreement or by law.

     Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     2. SUBORDINATION. Creditor hereby postpones and subordinates, to the extent and in the manner provided in this Agreement, priority, lien and payment of all of the Junior Debt to the priority, lien and payment of all of the Superior Debt. If Borrower issues or has issued any instrument or document evidencing the Junior Debt, each such instrument and document shall bear a conspicuous legend that it is subordinated to the Superior Debt. Borrower's and Creditor's books shall be marked to evidence the subordination of all of the Junior Debt to the Senior Debt. Lender is authorized to examine such books from time to time and to make any notations required by this Agreement.

     3. WARRANTIES AND REPRESENTATIONS OF BORROWER AND CREDITOR. Borrower and Creditor each hereby represents and warrants: (a) that it has not relied and will not rely on any representation or information of any nature made by or received from Lender relative to Borrower in deciding to execute this Agreement or to permit it to continue in effect; (b) that the Junior Debt is not secured by any collateral of Borrower; (c) that no part of the Junior Debt is evidenced by any instrument, security or other writing which has not previously been or is not concurrently herewith being deposited with Lender if requested by Lender;
(d) that Creditor is the lawful owner of the Junior Debt and no part thereof is subject to any defense, offset or counterclaim; (e) that Creditor has not heretofore assigned or transferred any of the Junior Debt, any interest therein or any collateral or security pertaining thereto; (f) that Creditor has not heretofore given any subordination in respect of the Junior Debt, (g) the principal balance outstanding under the Junior Debt does not exceed $__________________ and (h) the Junior Debt is due and payable in full not later than December 31, 2002.

     4. NEGATIVE COVENANTS. Until all of the Superior Debt has been fully and finally paid, excepting as permitted in accordance with the Loan Agreement: (a) Borrower shall not, directly or indirectly, make any payment on account of or grant a security interest in, mortgage, pledge, assign or transfer any properties to secure or satisfy all or any part of the Junior Debt; (b) Creditor shall not demand or accept from Borrower or any other person any such payment or collateral nor shall Creditor release, exchange, extend the time of payment of, compromise, set off or otherwise discharge or enforce any part of the Junior Debt; (c) Creditor shall not hereafter give any subordination in respect of the Junior Debt, convert any or all of the Junior Debt to capital stock or other securities of Borrower, or transfer or assign any of the Junior Debt to any person other than Lender; (d) Borrower will not hereafter issue any instrument, security or other writing evidencing any part of the Junior Debt, and Creditor will not receive any such writing, except upon the prior written approval of Lender or at the request of and in the manner requested by Lender; (e) Creditor will not commence or join with any other creditors of Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower; and (f) neither Borrower nor Creditor otherwise shall take or permit any action prejudicial to or inconsistent with Lender's priority position over Creditor that is created by this Agreement. Notwithstanding the foregoing, prior to the occurrence of an Event of Default under the Loan Agreement, (a) Borrower may make scheduled interest payments only under the Junior Debt provided no such payment results in any Event of Default under the Loan Agreement, including, without limitation, any breach of the financial covenants set forth in Section
6.21 thereof and (b) Borrower may pay principal owed under the Junior Debt only to the extent of additional equity investments made in Borrower after the date hereof that are not utilized to pay other indebtedness owed by Borrower subordinate to the Senior Debt, provided no such payment results in any Event of Default under the Loan Agreement, including, without limitation, any breach of the financial covenants set forth in Section 6.21 thereof. Nothing in this
Section 4 is intended to, or shall be construed to, waive, limit or otherwise affect any provision of the Loan Agreement restricting or prohibiting Borrower's incurring additional indebtedness.

     5. TURNOVER OF PROHIBITED TRANSFERS. If any payment on account of or any collateral for any part of the Junior Debt is received by Creditor other than as permitted by the foregoing section, such payment or collateral shall be delivered forthwith by Creditor to Lender for application to the Superior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Lender. Lender is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by Creditor in trust for Lender and shall not be commingled with other funds or property of Creditor. Nothing in this Section 5 shall be construed to permit Borrower to grant, or Creditor to accept, any collateral security with respect to the Junior Debt.

     6. AUTHORITY TO ACT FOR CREDITOR. For so long as any of the Superior Debt shall remain unpaid, Lender shall have the right to act as Creditor's attorney-in-fact for the purposes specified herein, and Creditor hereby irrevocably appoints Lender its true and lawful attorney, with full power of substitution, in the name of Creditor or in the name of Lender, for the use and benefit of Lender, without notice to Creditor or any of its representatives, successors or assigns, to perform the following acts, at Lender's option, at any meeting of creditors of Borrower or in connection with any case or proceeding, whether voluntary or involuntary, for the distribution, division or application of the assets of Borrower or the proceeds thereof, regardless of whether such case or proceeding is for the liquidation, dissolution, winding up of affairs, reorganization or arrangement of Borrower, or for the composition of the creditors of Borrower, in bankruptcy or in connection with a receivership, or under an assignment for the benefit of creditors of Borrower or otherwise:

          (a) To enforce claims comprising the Junior Debt, either in its own name or in the name of Creditor, by proof of debt, proof of claim, suit or otherwise.

          (b) To collect any assets of Borrower distributed, divided or applied by way of dividend or payment, or any securities issued, on account of the Junior Debt and to apply the same, or the proceeds of any realization upon the same that Lender in its discretion elects to effect, to the Superior Debt until all of the Superior Debt (including, without limitation, all interest accruing on the Superior Debt after the commencement of any bankruptcy case) has been paid in full, rendering any surplus to Creditor if and to the extent permitted by law;

          (c)  To vote claims comprising the Junior Debt to accept or reject any
               plan  of  partial  or   complete   liquidation,   reorganization,
               arrangement, composition or extension; and

          (d) To take generally any action in connection with any such meeting, case or proceeding that Creditor would be authorized to take but for this Agreement.

     In no event shall Lender be liable to Creditor for any failure to prove the Junior Debt, to exercise any right with respect thereto or to collect any sums payable thereon.

     7. WAIVERS. Borrower and Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Lender. To the fullest extent permitted by law, Borrower and Creditor each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Superior Debt or the Junior Debt to which Borrower or Creditor may be a party; notice of the acceptance of this Agreement by Lender; notice of any loans made, extensions granted or other action taken in reliance hereon; and all other demands and notices of every kind in connection with this Agreement, the Superior Debt or the Junior Debt. Creditor assents to any release, renewal, extension, compromise or postponement of the time of payment to the Superior Debt, to any substitution, exchange or release of collateral therefor, and to the addition or release of any person primarily or secondarily liable thereon.

     8. VALIDITY OF JUNIOR DEBT. The provisions of this Agreement subordinating the Junior Debt are solely for the purpose of defining the relative rights of Lender and Creditor and shall not impair, as between Creditor and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay the Junior Debt in accordance with its terms, nor shall any such provision prevent Creditor from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Junior Debt upon default thereunder, subject to the rights of Lender hereunder to receive cash, property or securities otherwise payable or deliverable to Creditor until the Superior Debt is paid in full.

     9. INDULGENCES NOT WAIVERS. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

     10. SUBROGATION. Creditor also agrees that, regardless of whether the Superior Debt is secured or unsecured, the Lender shall be subrogated to Creditor with respect to Creditor's claims against the Borrower and Creditor's rights, liens and security interests, if any, in any of Borrower's assets and the proceeds thereof until all of the Superior Debt shall have been fully paid and satisfied and all financing and credit arrangements related thereto between the Borrower and the Lender have been terminated.

     11. INSTRUMENT LEGEND. Any instrument evidencing any of the Subordinated Debt, or any portion thereof, will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Lender, pursuant to the terms of this Subordination Agreement. Any instrument evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by the Borrower, will, on the date thereof, be inscribed with the aforesaid legend.

     12. CREDITOR'S WAIVERS. All of the Superior Debt shall be deemed to have been made or incurred in reliance upon this Agreement, and Creditor expressly waives all notice of the acceptance by the Lender of the subordination and other provisions of this Agreement and all other notices whatsoever, and the Creditor expressly waives reliance by the Lender upon the subordination and other agreements as herein provided. Creditor agrees that Lender has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Superior Debt, or the collectibility of the Superior Debt, that Lender shall be entitled to manage and supervise its loans to and credit arrangements with the Borrower in accordance with its usual practices, modified time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Creditor may now or hereafter have in or to any of the assets of the Borrower and that Lender shall have no liability to Creditor for, and it waives any claim which it may now or hereafter have against Lender arising out of, any and all actions which Lender, in good faith, takes or omits to take, including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any "Collateral" (as defined or described in the Loan Agreement), actions with respect to the occurrence of any Event of Default (as defined or used in the Loan Agreement), actions with respect to the foreclosure upon, sale of, release of, depreciation of or failure to realize upon, any collateral and actions with respect to the collection of any claim for all or any part of the Superior Debt from any account debtor, guarantor or any other party with respect to the Loan Agreement or to the collection of the Superior Debt or the valuation, use, protection or release of any Collateral.

     13. PRIORITY ON DISTRIBUTION. In the event of any distribution of the assets or readjustment of the obligations and indebtedness of the Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Junior Debt or the application of the assets of the Borrower to the payment or liquidation thereof, Lender shall be entitled to receive payment in full of any and all of the Superior Debt then owing prior to the payment of all or any part of the Junior Debt, and in order to enable Lender to enforce its rights hereunder in any such action or proceeding, Lender is hereby irrevocably authorized and empowered in its discretion to make and present for and on behalf of itself such proofs of claims against the Borrower on account of the Junior Debt as Lender may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued (the "Subordinated Distribution") and to apply the same on account of any of the Superior Debt.

     14. DEFAULT. If any representation or warranty in this Agreement or in any instrument evidencing or securing the Superior Debt proves to have been materially false when made, or, in the event of a breach by either the Borrower or Creditor in the performance of any of the terms of this Agreement or any instrument or agreement evidencing or securing the Superior Debt, all of the Superior Debt shall, at the option of Lender, become immediately due and payable without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed. At any time Creditor fails to comply with any provision of this Agreement that is applicable to Creditor, Lender may demand specific performance of this Agreement, whether or not Borrower has complied with this Agreement, and may exercise any other remedy available at law or equity.

     15. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as set forth below:


                  If to Lender:         SouthTrust Bank
                                        One Georgia Center, Suite 2700
                                        4th Floor
                                        Atlanta, Georgia  30308
                                        Attn:  Scott Smith

                  If to Creditor:       ----------------------------
                                        ----------------------------
                                        ----------------------------

                  If to Borrower:       4350 Peachtree Industrial Avenue
                                        Suite 100
                                        Norcross, Georgia 30071

     Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

     16. LENDER'S DUTIES LIMITED. The rights granted to Lender in this Agreement are solely for its protection, and nothing herein contained imposes on Lender any duties with respect to any property either of Borrower or of Creditor heretofore or hereafter received by Lender beyond reasonable care in the custody and preservation of such property while in Lender's possession. Lender has no duty to preserve rights against prior parties on any instrument or chattel paper received from Borrower or Creditor as collateral security for the Superior Debt or any portion thereof.

     17. AUTHORITY. Borrower and Creditor represent and warrant that they have authority to enter into this Agreement and that the persons signing for each party are authorized and directed to do so.

     18. ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended, orally or in any manner other than by an agreement in writing signed by Lender, Borrower and Creditor.

     19. ADDITIONAL DOCUMENTATION. Borrower and Creditor shall execute and deliver to Lender such further instruments and shall take such further action as Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

     20. EXPENSES. Borrower and Creditor agree to pay Lender on demand all expenses of every kind, including reasonable attorneys' fees actually incurred by Lender, that Lender may incur in enforcing any of its rights under this Agreement.

     21. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon both Borrower and Creditor and their respective heirs, personal representatives, successors and assigns.

     22. DEFECTS WAIVED. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Superior Debt.

     23. GOVERNING LAW. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without regard to conflict of law principals.

     24. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     25. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered as of the date and year first above written.

                                                           BORROWER:
As to Borrower, signed, sealed and delivered               COLOR IMAGING, INC., a Delaware corporation
in the presence of:
                                                           By:_______________________________________
_______________________________                            Its:______________________________________
Unofficial Witness
                                                           Attest:___________________________________
_______________________________                            Its:______________________________________
Notary Public
                                                                    [CORPORATE SEAL]
Commission Expiration Date:
                                                           LOGICAL IMAGING SOLUTIONS, INC., a
[NOTARIAL SEAL]                                            California corporation

                                                           By:_______________________________________
                                                           Its:______________________________________

                                                           Attest:___________________________________
                                                           Its:______________________________________


                                                           [CORPORATE SEAL]


                                                           CREDITOR:

Signed, sealed and delivered
in the presence of:

_______________________________
Unofficial Witness

_______________________________
Notary Public

Commission Expiration Date:

[NOTARIAL SEAL]


                                                           LENDER:

Signed, sealed and delivered                               SOUTHTRUST BANK
in the presence of:                                        an Alabama banking corporation

_______________________________
Unofficial Witness
                                                           By:_______________________________________
_______________________________                               Printed Name:
Notary Public                                                 Printed Title:
Commission Expires:____________
[NOTARY SEAL]                                                  [BANK SEAL]


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